United States Securities and Exchange Commission

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

May 10, 2007

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Date of Report

[Date of Earliest Event Reported]

ALPINE AIR EXPRESS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-27011	33-0619518
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

1177 Alpine Air Way

Provo, Utah 84601

(Address of Principal Executive Offices)

(801) 373-1508

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 10, 2007, following receipt of comments from the Securities and Exchange Commission related to our outstanding preferred stock, management has determined, after reviewing current accounting standards, pronouncements and interpretations, to change our accounting treatment of the preferred stock issued by our subsidiary, Alpine Aviation, Inc. The preferred stock that has previously been disclosed as part of stockholders’ equity, is now classified outside of stockholders’ equity as a mezzanine item on the balance sheet. Further, the dividends on preferred stock that previously were deducted from Net Income to arrive at Income Available to Common Stockholders, have now been classified as an expense to arrive at Net Income.

Management of Alpine Air Express, Inc., a Delaware corporation (the “Company” or “we,” “our” and “us” herein) has concluded that our financial statements issued for the periods after October 31, 2003, should no longer be relied upon due to the classification and treatment of these two items. However, for those periods mentioned, our earnings per share, total assets and total liabilities for these periods were not affected by the classification and treatment of the classification of the preferred stock and resulting treatment of the preferred stock dividends. As a result, we have amended our 10-KSB Annual Report for the fiscal year ended October 31, 2006, which was filed May 23, 2007, and our 10-QSB Quarterly Report for the period ended January 31, 2007, which was filed June 4, 2007, and we have restated the periods presented in those amended reports.

Our Audit Committee, our CEO and CFO have discussed the above referenced matters with our independent accountant, Pritchett, Siler & Hardy, PC, and they have concurred with the Company’s decision. We do not expect these matters to have a material impact on our financial condition, and we have included an additional footnote disclosure within the recently amended filings regarding the terms and related information required by generally accepted accounting principles in the United States, in this case specifically, EITF D-98 and EITF 86-32.

In our future filings, we will designate the comparative financial statements for all affected prior periods as “restated”.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.         Exhibit Description

Exhibit 7              Letter from accountant regarding non-reliance on previously issued financial statements.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPINE AIR EXPRESS, INC.

Date:	6/6/07	By:	/s/Eugene R. Mallette
Eugene R. Mattette
CEO

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